Exhibit 99.1

International Rectifier Announces Expiration of the Hart-Scott-Rodino Waiting Period for Proposed Acquisition by Infineon Technologies AG

EL SEGUNDO, CA — October 27, 2014 — International Rectifier Corporation (NYSE:IRF) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) with respect to the Company’s previously announced acquisition by Infineon Technologies AG, expired at 11:59 p.m., New York City time, on Friday, October 24, 2014.

Expiration of the HSR Act waiting period satisfies one of the conditions required to finalize the acquisition. The transaction remains subject to other closing conditions, including the receipt of additional regulatory clearances, and approval of the transaction by International Rectifier Corporation stockholders, among others, as set forth in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on October 7, 2014 (as it may be amended and supplemented from time to time).  The transaction is currently expected to close late in the calendar year 2014 or early in the calendar year 2015.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements

This document includes statements that constitute “forward-looking statements”, which may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Infineon Technologies AG’s (“IFX”) proposed acquisition of International Rectifier Corporation and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the conditions to the closing of the transaction may not be satisfied; the risk that competing offers will be made; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; general economic conditions; conditions in the markets IFX and International Rectifier are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); and specific risk factors discussed in other releases and public filings made by International Rectifier Corporation (including its filings with the Securities and Exchange Commission (“SEC”)). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC

In connection with the proposed transaction, International Rectifier filed a definitive proxy statement with the SEC on October 7, 2014. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement and other relevant documents filed by International Rectifier Corporation with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by International Rectifier Corporation with the SEC may also be obtained for free from the Investor Relations section of International Rectifier’s website (www.irf.com) or by contacting International Rectifier Corporation’s Investor Relations by mail at Attn: Investor Relations, 101 North Sepulveda Boulevard, El Segundo, California 90245.

International Rectifier Corporation and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from International Rectifier Corporation’s stockholders in connection with the proposed transaction.  Information concerning the interests of International Rectifier Corporation’s participants in the solicitation, which may be different than those of International Rectifier Corporation’s stockholders generally, is set forth in International Rectifier Corporation’s proxy statement relating to its 2013 annual meeting of stockholders filed with the SEC on September 25, 2013 and in the International Rectifier Corporation’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 filed with the SEC on August 20, 2014, as amended by Amendment No.1 on Form 10-K/A filed with the SEC on October 24, 2014.  Additional information regarding the interests of those deemed participants in the proposed transaction was included in the definitive proxy statement relating to the proposed transaction filed with the SEC on October 7, 2014, and other relevant documents to be filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and International Rectifier Corporation’s website at www.irf.com.

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Company contacts:
Investors:	Media:
Chris Toth	Sian Cummins
310.252.7731	310.252.7148